Exhibit 10.1

Confidential

Execution Version

Confidential

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark "[***]”.

JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (the “Agreement” or “JDA”) is dated as of May 12, 2022 (“Effective Date”) by and between:

DYADIC INTERNATIONAL (USA) INC., (“Dyadic”) with its corporate headquarters at140 Intracoastal Pointe Drive, Suite 404 Jupiter, FL 33477

and

LEPRINO FOODS COMPANY (and its subsidiaries and affiliates, only for so long as the same remain subsidiaries and affiliates, collectively, “Leprino” or “LFC”) with its corporate headquarters at 1830 West 38th Avenue, Denver, Colorado 80211, USA.

Dyadic and Leprino may be referred to collectively as the “Parties” and each separately as a “Party.”

RECITALS

A.

Dyadic is an R&D-focused microbial biotechnology company that collaborates with market‑leading companies to develop and commercialize novel strains and innovative production processes. Activities of Dyadic include strain engineering, engineering of biosynthetic pathways, media optimization, bioprocess development, impurity profile optimization and isolation of target materials.

B.

Leprino is [***] and a global leader in the production and sale of [***]dairy products. Leprino is interested in collaborating with Dyadic on development of complete technology for biotechnological production of [***] different [***] (the “Target [***]” defined below). The collaboration includes development and optimization of production strains, development of efficient upstream and downstream processing suitable for commercial production of the Target [***] in the microbial host which are identical in genetic sequence, [***] and [***] to [***] and can be used for commercial production [***].

C.	Dyadic and Leprino wish to enter an arrangement for this type joint development.

AGREEMENT

NOW THEREFORE, in consideration of the Party’s respective promises and obligations set forth below, the sufficiency and adequacy of which are hereby the Parties agree as follows:

1.	DEFINITIONS

Capitalized terms when used herein have shall have the meanings listed below or as defined elsewhere in this Agreement:

1.1

“Commercial Sale” means (a) the sale of “[***]” (defined below) by Leprino to a third party or (b) internal transfer of [***] by Leprino for use in product [***] that will be sold to a third party (excluding the supply or transfer of samples for no or nominal consideration or any comparable transaction).

1.2

“Confidential Information” means all non-public information and materials disclosed by a Party or Party affiliate (the “Disclosing Party”) to the other Party or Party affiliate (the “Receiving Party”) for the purposes of the Project (but not otherwise), relating to the Disclosing Party’s Pre-Existing Technology, Intellectual Property, business, finances, marketing, customers, suppliers, distribution, sales, programs, plans, and efforts, Proprietary Information and Trade Secrets. The JDA and any schedules and appendices hereto (the “Scope of Work and (or) Project Schedule”) drafted pursuant to the terms of this JDA, are also deemed to be Confidential Information. “Confidential Information” does not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement; (ii) at the time of disclosure to Receiving Party by Disclosing Party was already known by Receiving Party as evidenced by its written records; (iii) becomes available to a Party or Party affiliate on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis; (iv) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed); or (v) was or is independently developed by or for a Party or Party affiliate without reference to the Confidential Information, as evidenced by such Party’s, or Party affiliate’s, written records.

1.3	“[***].

1.4	“Direct Competitor” means a company which: (a) utilizes or produces [***] for a functional or nutritional benefit, or (b) [***] to produce a [***] product other than [***].

1.5

“Dyadic Platform Technology” means any Intellectual Property, Proprietary Information, Confidential Information and/or Trade Secret comprising or related to Dyadic’s pre-existing and/or genetic elements, synthetic biology tools and strains as potential homologous and/or heterologous [***] expression hosts, as well all enhancements, improvements, developments, or other modifications to any of the foregoing which Dyadic invents, conceives, develops or derives in respect of the Project in the performance of the Agreement. For purposes of this definition, “pre-existing” means prior to the Effective Date. Provided, however, that subject to Leprino’s completion of all Phases of the Project and commencement of Commercial Sales, Dyadic Technology does not include the specific cell lines expressing the [***] which are developed and optimized within the Project (***] for commercial scale production, and which are used in the production of [***] using the host strain(s), which shall constitute Leprino Technology pursuant to Section 1.9 below.

1.6	“Goal or Deliverable” means the goals and deliverables defined at Schedule 1.

1.7

“Intellectual Property” means all (a) copyrights (including the right to reproduce, distribute copies of, display, and perform the copyrighted work and to prepare derivative works), copyright registrations and applications, patent rights, patent applications and issuances, mask-work rights, Trade Secrets, Confidential Information, know-how, moral rights, author’s rights, privacy rights, publicity rights, algorithms, rights in packaging, goodwill, and other proprietary rights, and all renewals and extensions thereof; (b) intangible legal rights or interests evidenced by or embodied in or associated with any technology, idea, design, concept, technique, invention, discovery, enhancement or improvement, or Proprietary Information, whether or not patentable or copyrightable; and (c) all derivatives of any of the foregoing. For clarity, rights in and to trademarks and similar indicia of source or ownership are not within the scope of this Agreement and are therefore excluded from the definition of Intellectual Property.

1.8

“Jointly Developed Technology” means any technology developed pursuant to this Agreement where each Party makes a non-financial contribution to a technical advancement which improves production yields of the [***] but excluding Dyadic Platform Technology and Leprino Technology.

1.9

“Leprino Technology” means any Intellectual Property, Proprietary Information, Confidential Information and/or Trade Secret that is invented, conceived, developed or derived in respect of the Project in the performance of the Agreement by either Dyadic or Leprino resulting from either Party’s efforts, including (subject to Leprino’s completion of all Phases of the Project and commencement of Commercial Sales) the specific cell lines expressing the [***] which are developed and optimized within the Project ([***]) for commercial scale production, and which are used in the production of [***] using the host strain(s), but in all cases excluding Dyadic Platform Technology.

1.10	“Project Phase” or “Phase” means the phase(s) defined at Schedule 1.

1.11

“Pre-Existing Technology” means any Intellectual Property, Proprietary Information, Confidential Information and/or Trade Secret, including but not limited to manufacturing, process and ingredient technology, that was rightfully in the possession of, invented, conceived, developed, owned or created by or licensed to or by a Party prior to the Effective Date of this Agreement.

1.12	“Project” means the commercial research and development described in this JDA, the Scope of Work and Project Schedule at Schedule 1, and Dyadic’s proposal at Appendix A.

1.13	“Project Steering Committee” shall have the meaning set forth in Section 3.2.

1.14

“Proprietary Information” means all non-public technical, business, financial and commercial information, samples, manufacturing processes, formulas, recipes, know-how, test results, ingredient, material and manufacturing specifications, all manuals, drawings, plans, designs and other documents, ideas, concepts and reports of a Party that are communicated to the other Party to the Agreement, whether such communication is made orally or in writing, and which may or may not be marked or specified orally as “confidential” or “Confidential Information,” or information or materials, owned, developed, or possessed by a Party protectable by law to the benefit of such Party including the laws of patents, copyrights, and Trade Secrets.

1.15

“[***]” or “Target Molecules” means [***], each matching [***], genetic sequences, [***] as deemed important by Leprino and other relevant specifications provided by Leprino in writing as of the Effective Date or as modified or updated by mutual written agreement of Dyadic and Leprino during the research and development phases of the Project.

1.16

“Trade Secret” means information that is a Trade Secret as defined under the Delaware Uniform Trade Secrets Act, as amended from time to time, or under the comparable statutory or common law of any other U.S. state. Provided, however, where the definition of Trade Secret under the law of another state conflicts with the Delaware statutory definition, Delaware law will control.

2.	PROJECT DESCRIPTION; SCHEDULE; COSTS

2.1

Project Description. Dyadic shall be responsible for the research and development to use commercially reasonable efforts to achieve an economically feasible and commercially scalable fermentation process to support strain expression of the [***]. Leprino shall provide direction as to the importance of [***]. Leprino shall also conduct analytical and product development of [***].  Leprino will keep Dyadic regularly informed all of these efforts and outcomes.

2.2

Scope of Work; Project Schedule. Dyadic shall perform all research and development work described in its proposal attached Appendix A, and provide or procure all resources (e.g., laboratory space, equipment, ingredients, product, personnel) and work required to take commercially reasonable efforts to meet the agreed upon Goals and Deliverables pursuant to the Scope of Work and Project Schedule as described in Schedule 1. Dyadic shall begin this work [***]. In the case the Project is terminated by Leprino, then Leprino agrees to destroy all of the genetic materials, including but not limited to the strains and all copies (i.e., progeny) or descendants of such strains that are generated.

2.3	Fees; Project Costs.

a.	Service Fees. Leprino shall pay the amounts identified in Schedule 1 for research and development work completed by Dyadic during a Project Phase as provided in Schedule 1. [***].

b.

Success Fees. Leprino shall pay Dyadic the Success Fees identified in Schedule 1 following written notification by Dyadic to Leprino of Dyadic’s, and Leprino’s confirmation of, completion and achievement of the applicable Goal or Deliverable.

c.

Commercialization Fee. Leprino shall pay Dyadic a Commercialization Fee in the amount stated in Schedule 1 for timely completion and achievement of the Commercial Goal or Deliverable as defined in Schedule 1, following notification by Dyadic to Leprino, and Leprino’s confirmation of, such completion and achievement.

d.

Royalties. Leprino shall pay Dyadic a royalty fee of [***] of the value of the [***] sold commercially by Leprino within 30 days of the end of each quarter for a period of [***] years following the first Commercial Sale (the “Royalty Period”). “Value” shall be calculated as the monthly average of the [***].

Example:

●	[***].

●	[***].

●	[***].

The quantity of [***]sold shall be determined based on their [***].  Upon written request by Dyadic and not more than once per year, Leprino shall retain an independent agency (to which Dyadic has no reasonable objection) to verify the quantity of [***] produced for commercial sale or internal transfer.

In no event shall the total amount of royalties due by Leprino be less than [***] per year.

e.	Project Costs and Expense. [***].

f.	Except as expressly stated elsewhere in this Agreement (including Schedules and Exhibits), payments shall be due net [***] of receipt of invoice.

3.	PROJECT MANAGERS

3.1

Project Managers. Dyadic and Leprino will each name one of its employees as the primary point of contact for the other Party for the Scope of Work and Project Schedule (each, a “Project Manager”). The Parties’ respective Project Managers shall [***]. The Project Managers shall be responsible for developing and managing the Scope of Work and Project Schedule and shall jointly review them periodically to determine whether any changes are appropriate and to provide periodic summaries of the scope of completed and ongoing or uncompleted Project activities and efforts, as well as any proposed changes in the Scope of Work or Project Schedule to Project Steering Committee.

3.2

Project Steering Committee. Each Party [***] the “Project Steering Committee.” Of the employees selected by each Party, one employee shall be a technically qualified management-level research and development employee and the other employee shall be a [***]. The Project Steering Committee shall meet, [***] to review Project status, consider and make decisions regarding changes to the Project, Scope of Work or Project Schedule proposed by one or more Project Managers and/or Project Steering Committee members, and provide guidance to the Project Managers regarding future Project activities and efforts. Minutes of Project Steering Committee meetings and teleconferences shall be: ([***]. When necessary or expedient, these time periods may be extended or shortened by the Project Steering Committee

4.	INTELLECTUAL PROPERTY; LICENSES

4.1

Pre-Existing Technology. Each Party shall solely and exclusively own and retain all Intellectual Property rights to its respective Pre-Existing Technology, subject to any license that is granted under this Agreement.

4.2

Dyadic Platform Technology. Dyadic shall retain sole and exclusive ownership of all Intellectual Property rights to Dyadic Platform Technology without any limitation for further commercialization, except as may be limited by licenses to Leprino described below [***]

a.	[***] or

b.	[***],

[***].

4.3	Leprino Technology. Leprino shall have sole and exclusive ownership of all Intellectual Property rights to Leprino Technology.

4.4	Jointly Developed Technology. The Parties shall jointly own Jointly Developed Technology [***].

4.5	Platform Technology Licenses.

a.

Research and Development License. In consideration of Leprino’s payment of Service Fees and its other Project obligations, Dyadic shall grant Leprino a license to utilize Dyadic Platform Technology for production of [***] during the research and development Phases of the Project and in accordance with Scope of Work and Project Schedule.

b.

Commercial License. In consideration of and subject to Leprino’s payment of the Commercialization Fee and Royalties, Dyadic shall grant Leprino a [***] license to utilize the [***] developed during the research and development Phases of the Project solely for purposes of producing the [***] for inclusion in [***]. From and after the earlier of (i) completion of the Project and (ii) Commercial Sale, Leprino shall use commercially reasonable efforts to commercially exploit the Target [***] hereunder and maximize the value therefrom. On an annual basis during the Term, Leprino shall provide Dyadic with a summary of Leprino’s significant commercialization activities with respect to [***] since the last such report.

c.

No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any Intellectual Property of such Party. All rights not otherwise expressly granted hereunder by a Party shall be retained.

4.6	Patent Protection.

a.	[***].

b.

Patent protection for Jointly Developed Technology requires the full consent and mutual agreement of both Parties with respect patent claims, individual inventors, ownership, and responsibility for filing, prosecuting and maintaining and the associated costs.

c.

For the avoidance of doubt, the Parties agree that: (i) Leprino may not seek a patent which is based on or claims Dyadic Platform Technology; and (ii) Dyadic may not seek a patent which is based on or claims Leprino Technology.

5.	WARRANTY OF NON-INFRINGEMENT; INDEMNITY

5.1	Non-Infringement Warranty. Each Party represents and warrants as follows:

a.	[***].

b.	[***].

c.	[***].

d.	[***].

5.2

[***] agrees to indemnify and hold the receiving Party harmless from and against all claims, losses, expenses (including reasonable attorneys’ fees, consultant and expert fees), damages or liabilities (hereafter, “Claims”) arising out of, based on or related to any alleged, claimed, incurred, or proven claim by any third party relating to, based on or arising out of breach of the representation and warranty in Section 5.1.

6.	[***].

6.1	[***]

6.2	[***].

6.3	[***].

6.4	[***].

7.	CONFIDENTIALITY

7.1

The Confidentiality Agreement between the Parties dated [***], shall continue in full force and effect during the Term and shall govern the Parties’ obligations of confidentiality relating to this Agreement and all other matters; however, the Purpose (as defined therein) shall be amended to include each Party’s conduct of its activities required or authorized under this Agreement, including the performance of the Project. A copy of the Confidentiality Agreement is attached at Appendix B.

7.2

For the avoidance of doubt and to the extent not covered by the Confidentiality Agreement, neither Party will make any public disclosure concerning this Agreement, their discussions or any other matter relating to the potential Project, unless the other Party expressly consents in writing and subject to that Party’s review and approval of the language and content of the disclosure; provided, however, Dyadic will have the right under its obligations as a publicly traded company to include information about the Project required to under its public disclosure obligations with NASDAQ and the SEC, but such disclosure(s) shall be limited to the minimum information required by law (as determined by Dyadic’s outside law firm). Each Party expressly acknowledges in this Agreement as of the Effective Date that it is not a legal requirement to issue a press release concerning the two parties entering into this Agreement, however, Leprino and Dyadic shall mutually agree on the content of any public statements reasonably necessary in conjunction with Dyadic's requirement under its public disclosure obligations with NASDAQ and the SEC, but such disclosure(s) shall be limited to the minimum information required by law (as determined by Dyadic’s outside law firm). Neither Party shall directly or indirectly use any of the other Party’s technology, business plans or other information for a similar or competitive Project. The terms and conditions of this Agreement, the fact that the Project is taking place, and the status and results thereof will also be held in confidence by both Parties and not disclosed to any third party (other than a Party's representatives who have a need to know such information, and provided that the representatives have executed a confidentiality agreement acknowledging their confidentiality obligations) or as provided in this Section

8.	TERM; PROJECT END DATE; TERMINATION

8.1

Term. This Agreement takes effect on the Effective Date and, unless terminated earlier as provided in Section 2.2 or this Section 8, the Agreement shall expire at the end of the Royalty Period (the “Term”); provided however, that the Commercial License described at Section 4.5.b above shall remain in effect indefinitely after the Royalty Period expires (but, for clarity, not in the event of a termination under Section 2.2, 8.2 or 11.1).

8.2	Termination.

a.

Dyadic or Leprino may terminate this Agreement for cause, in whole or in part, as of the date specified in a notice of termination, in the event of a material breach of this Agreement by the other Party (whether in a single breach or a series of breaches that are collectively material) and the Party in breach does not cure the breach giving rise to the right to terminate within [***] business days after receipt of such notice.

b.	Except as provided in Section 2.2, 11.1, or this Section 8.2, this Agreement may only be terminated by mutual written consent signed by both Parties’ representatives.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Each Party represents and warrants to, and agrees with the other Party that:

a.

It has and will continue to have full power and authority to enter into this Agreement, and to perform its obligations under this Agreement fully, and no agreement or understanding with any third party exists or will exist that would interfere with those obligations.

b.

In the case of Leprino, only a Leprino representative will sign this Agreement including any changes, extensions, or renewals of this Agreement; and, in the case of Dyadic, only a Dyadic representative will sign this Agreement including any changes, extensions, or renewals of this Agreement.

c.

Each Party will comply with all applicable U.S. federal, U.S. state, and local laws, rules, regulations, and orders promulgated by any governmental agency having jurisdiction over it that are applicable in performing its obligations under this Agreement, as well as the laws of any non-U.S. country, state, province, or locality in which any work contemplated by this Agreement is performed.

d.	Each Party represents and warrants that it has or will obtain all licenses, permits, and authority required to perform its respective obligations under this Agreement.

9.2

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

9.3

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. [***].

10.	INDEPENDENT CONTRACTORS

10.1

Nothing in this Agreement will be construed as making any of the Parties or any of their affiliates the partner, joint venture participant, agent, employer, or employee of any of the other Parties. No Party or any of its affiliates will have the authority to make any statements, representations, nor commitments of any kind, or to take any action which will be binding on the other Party, except as provided for herein or authorized in writing by the Party to be bound.

11.	FORCE MAJEURE

11.1

Each Party to this Agreement shall be excused from any performance required under this Agreement (to the extent affected) if such performance is rendered impossible due to any act of God, fire, riot, civil commotion, act of public enemy, act of terror or terrorism, epidemic, pandemic, weather, war, insurrection, embargos, government restrictions and/or catastrophe (a “Force Majeure Event”) and the affected Party notifies the other Party in writing of the circumstances which give rise to the protections of this Section 11.1. When such Force Majeure Event has abated, the obligations of the Party who invoked such protections shall resume. The timing for any obligations under this Agreement of a Party experiencing a Force Majeure Event shall be extended by the amount of delay caused by the Force Majeure Event. In the event such Force Majeure Event continues for [***], the Party awaiting performance may terminate this Agreement upon receipt of written notice to the non-performing Party.

12.	NOTICES

12.1	All notices under this Agreement must be in writing and will be considered received on: (a) the date of personal or courier delivery, or [***].

If to Dyadic:	[***]

With a copy to:	[***]

If to Leprino:	[***]

With a copy to:	[***]

13.	MISCELLANEOUS

13.1

Assignment; Successors and Assigns. No Party to this Agreement may assign or transfer this Agreement or any part of this Agreement or its rights or obligations in whole or part under this Agreement without the other Party’s prior written approval, except that a Party may make such an assignment or transfer without the other Party’s consent to (a) its affiliates, or (b) subject to Section 4.2 above, a third party successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other change of control transaction; otherwise, any purported assignment or transfer without such approval is void and shall have no force or effect. Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party.

13.2

Entire Agreement; Conflicts. This Agreement, all exhibits attached hereto and any Scope of Work and Project Schedule to which the Parties may later agree (all of which are incorporated herein) constitute the entire agreement between the Parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous agreements, representations and understandings of any kind or nature; provided, however, that in the event of any express conflict between the terms and provisions of any exhibit, schedule or rider and the terms and provisions of this Agreement, the terms and provisions of this document shall control. Notwithstanding this Section 13.2, in the event of any conflict between this Agreement and the Mutual Confidentiality Agreement, this Agreement shall control in all respects.

13.3

Amendments. No changes, extensions, or renewals to this Agreement or any assurance, statement or representation shall be binding unless executed in writing by an authorized representative of each Party.

13.4

Severability. In the event that one or more of the provisions contained in this Agreement will be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein will not in any way be affected or impaired. In such event, such provision or provisions will be validly reformed to approximate the intent of the Parties as nearly as possible and, if not reformable, will be severed and deleted from this Agreement.

13.5	Governing Law; Jurisdiction; Dispute Resolution.

a.

This Agreement and all questions relating to the validity, interpretation, rights, and remedies of all Parties under this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state (without regard to principles of conflicts of laws).

b.

Any legal action arising from or related to this Agreement shall be field in the United States District Court for the District of Delaware. The prevailing party in any legal proceeding arising from or related to this Agreement shall be entitled to recover its reasonable attorneys’ fees and other reasonable litigation costs and expense from the non-prevailing party.

c.	The prevailing party in any arbitration or any legal action in a court of law shall be entitled to an award of its attorneys' fees.

13.6

No Waiver. The failure of any Party to enforce any of the provisions of this Agreement will not be construed as a waiver of those provisions, will not affect the validity of any part of this Agreement and will not affect the right of any Party to thereafter enforce each and every provision. All remedies afforded to any of the Parties in this Agreement will be taken and construed as cumulative, that is, in addition to every other remedy provided at law or in equity.

13.7

Headings; Interpretation. The captions in this Agreement are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision hereof. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively; “$” means U.S. dollars; “€” means Euros; and “affiliate” means, with respect to a person or entity, any other person or entity controlling, controlled by or under common control with the first, for so long as such control exists and “control” means (a) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such person or entity or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such person or entity by ownership, contract or otherwise.

13.8

Survival. Except as otherwise provided in this Agreement, each Party’s rights and obligations that accrued before the date of any permitted termination or expiration shall survive the expiration and termination of this Agreement. For the avoidance of doubt, the perpetual Commercial License described at Section 4.5.b shall remain in effect indefinitely after the Royalty Period expires (but, for clarity, not in the event of a termination under Section 2.2, 8.2 or 11.1). All rights and obligations that do not expressly survive shall terminate upon the expiration or termination of this Agreement for any reason.

AGREED AND ACCEPTED

DYADIC INTERNATIONAL (USA) INC.	LEPRINO FOODS COMPANY

BY: /s/ Mark Emalfarb	BY: /s/ Mike Durkin

Name: Mark Emalfarb	Name: Mike Durkin

Title: CEO	Title: President

5/10/2022	5/10/2022

SCHEDULE 1

[***]

APPENDIX A

[***]

APPENDIX B

[***]

APPENDIX C

PRESS RELEASE

See EX-99.1